UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 11, 2010
POLYMER GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-14330	57-1003983

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9335 Harris Corners Parkway, Suite 300 Charlotte, North Carolina	28269

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (704) 697-5100
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On November 11, 2010, Polymer Group, Inc. issued a press release announcing its third quarter financial results for the three and nine month periods ended October 2, 2010. A copy of the press release is furnished as Exhibit 99.1 hereto. The information in this Form 8-K is provided under Item 2.02 of Form 8-K and is furnished to, but not filed with, the Securities and Exchange Commission.
In the accompanying press release, the company has presented the non-GAAP financial measure “Adjusted EBITDA” (as defined in the press release). Adjusted EBITDA is a measure of the company’s financial performance that is different from measures calculated and presented in accordance with generally accepted accounting principles (“GAAP”) within the meaning of applicable Securities and Exchange Commission rules, and should not be viewed as an alternative to GAAP measures of performance. The calculation of Adjusted EBITDA is consistent with the definition in our credit facility that is used as a basis for determining our compliance with several covenants thereunder, and may not be comparable to the calculation of similarly titled measures reported by other companies.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

99.1	Press Release dated November 11, 2010 reporting results of operations for the three and nine month periods ended October 2, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYMER GROUP, INC.

Date: November 12, 2010	By:	/s/ Dennis E. Norman Dennis E. Norman
Chief Financial Officer

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